UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by The Phoenix Companies, Inc., a Delaware corporation (the “Phoenix”), in connection with the matters described herein.

Item 8.01	Other Events

This Current Report on Form 8-K is being field by Phoenix in connection with a Memorandum of Understanding (the “Memorandum of Understanding”) regarding the settlement of certain litigation relating to the previously announced definitive merger agreement, dated as of September 28, 2015, among Phoenix, Nassau Reinsurance Group Holdings, L.P. (“Nassau”) and Davero Merger Sub Corp (“Merger Sub”). Subject to the terms and conditions of the merger agreement, Merger Sub, a direct wholly-owned subsidiary of Nassau, will be merged with and into Phoenix and Phoenix will survive the merger as a direct wholly-owned subsidiary of Nassau.

Transaction Litigation Settlement

As previously disclosed in the company’s definitive merger proxy statement filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2015 (as amended or supplemented from time to time, the “proxy statement”), a putative class action lawsuit was filed on October 26, 2015, by a purported stockholder of Phoenix in the Superior Court of the State of Connecticut (the “Court”) challenging the transaction and alleging that the individual members of the Board of Directors of Phoenix (the “Phoenix Board”) violated their fiduciary duties to the Phoenix stockholders and that the defendant companies — Phoenix, Nassau, and Merger Sub — aided and abetted such alleged breaches. On November 18, 2015, an amended complaint was filed in the action, which is styled Thomas White v. The Phoenix Companies, Inc., et. al., No. HHD-CV15—6063180-S (the “Litigation”). The amended complaint seeks, among other things, an order enjoining the merger and, in the event the merger is completed, rescission and/or damages as a result of the alleged violations of law, as well as fees and costs.

Phoenix believes that the lawsuit is without merit and that no further disclosure is required to supplement the proxy statement under applicable laws; however, to eliminate the burden, expense and uncertainties inherent in such litigation, and without admitting any liability or wrongdoing, Phoenix has agreed, pursuant to the terms of the Memorandum of Understanding, to make certain supplemental disclosures to the proxy statement as set forth below. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

On December 10, 2015, the parties to the Litigation (the “Settling Parties”) entered into the Memorandum of Understanding providing for the settlement of the Litigation, subject to certain confirmatory discovery by the plaintiffs in the Litigation and subject to the approval of the Court, among other things. The defendants have vigorously denied, and continue vigorously to deny, that they have committed any violation of law or engaged in any of the wrongful acts that were alleged in the Litigation. The Memorandum of Understanding outlines the terms of the Settling Parties’ agreement in principle to settle and release all claims which were or could have been asserted in the Litigation.

The parties to the Memorandum of Understanding will seek to enter into a stipulation of settlement that will be presented to the Court for final approval. The stipulation of settlement will be subject to customary conditions, including approval by the Court, which will consider the fairness, reasonableness and adequacy of the settlement. The stipulation of settlement will provide for, among other things, the conditional certification of the Litigation as a non opt-out class action. The stipulation of settlement will provide for the release of any and all claims arising from the merger, subject to approval by the Court. The release will not become effective until the stipulation of settlement is approved by the Court. In connection with the settlement, subject to the ultimate determination of the Court, counsel for plaintiff may receive an award of reasonable fees. Neither this payment nor the settlement will affect the consideration to be received by Phoenix stockholders in the merger or the timing of the anticipated closing of the merger. There can be no assurance that the Settling Parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement even if the Settling Parties were to enter into the stipulation. In such event, or if the merger is not consummated for any reason, the proposed settlement will be null and void and of no force and effect.

Supplements to the Proxy Statement

The supplemental disclosures to the proxy statement set forth in this Current Report on Form 8-K below should be read alongside the proxy statement, and to the extent that information in this Current Report on Form 8-K differs from or updates information contained in the proxy statement, this Current Report on Form 8-K is more current. Defined terms used but not otherwise defined herein have the meanings set forth in the proxy statement.

1.	The section of the proxy statement titled “Background of the Merger” is hereby supplemented as follows:

A.	The following disclosure replaces the fourth sentence in the sixth full paragraph on page 32 of the proxy statement:

In this regard, representatives of STB discussed with the Board considerations related to requiring potentially interested parties to agree to a standstill arrangement in a non-disclosure agreement (an “NDA”) with a provision that would prohibit the counterparty from asking the Company to waive such standstill arrangement (often referred to as a “don’t ask, don’t waive” provision), including the potential effects that such provision could have both in a competitive bidding process as well as in the event that the Company were to enter into an acquisition agreement.

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B.	The following disclosure replaces the fifth sentence in the sixth full paragraph on page 35 of the proxy statement:

The second inquiry was related to a potential investment of capital into the Company in the form of preferred convertible stock that would be senior in ranking to Phoenix’s common stock from a party that had participated in the 2014 Strategic Process, and representatives of the Company also engaged in preliminary conversations with such party.

C.	The following disclosure supplements the sixth full paragraph on page 35 of the proxy statement by adding the following new sentence at the end thereof:

The capital investment proposal would require the Company to pay the investor an annual dividend and grant voting rights and special governance rights to the investor.

D.	The following disclosure replaces the fifth sentence in the seventh full paragraph on page 35 of the proxy statement:

Further, the Board discussed the proposed terms of the capital investment proposal, including the required annual dividend payment and the other requested terms of the proposal and determined that such terms were overly expensive and unattractive to the Company, particularly as compared to a potential sale transaction, and the Company should not engage in any further discussions at this time with the party that submitted that proposal unless it were willing to propose terms that were more favorable to the Company.

E.	The following disclosure replaces the fourth and fifth sentences in the third full paragraph on page 37 of the proxy statement:

The NDAs entered into with interested parties following the May 20, 2015 Board meeting provided that the interested parties could request an amendment or waiver of the standstill provision included in each of the NDAs, but granting or withholding amendment or waiver was in the sole discretion of the Board. As of the date of this proxy statement, none of the parties had requested such amendment or waiver, and only one party (other than Nassau and Sponsor) continued to be bound by an NDA that contained a “don’t ask, don’t waive” provision (which party is Bidder 2).

F.	The following disclosure supplements the first full paragraph on page 41 of the proxy statement by adding the following new sentence at the end thereof:

At this same meeting, representatives of STB discussed with the Board that there continued to be a small number of non-disclosure agreements that the Company entered into during the course of the 2014 Strategic Process and the current strategic process that contained the “don’t ask, don’t waive” provision that had been previously discussed with the Board. The Board discussed when such provisions would expire and whether the existence of such provisions would adversely affect the possibility of the Company receiving a superior acquisition proposal after the announcement of the transaction with Nassau.

2.	The section of the proxy statement titled “Opinion of Sandler O’Neill & Partners, L.P.” is hereby supplemented as follows:

A.	Under the caption “—Comparable Company Analysis,” the first table on page 52 is replaced in its entirety as follows:

					Price / EPS (2)							Price / Book Value
Company	Ticker	9/25/15 Common Stock Price	52 Week % Change	Market Cap. (1)	LTM		2015E		2016E		Implied ROAE (2) 2015	GAAP		Ex. AOCI		Ex. FAS 115		Div. Yield (3)	A.M. Best Rating

Metlife Inc.	MET	$47.23	(12.7)%	$52,750	7.7	x	7.9	x	7.6	x	10.8%	0.78	x	0.87	x	0.97	x	3.2%	A+
Prudential Financial Inc.	PRU	77.25	(13.8)	34,840	7.7		7.3		7.4		16.6	0.84		1.23		1.35		3.0	A+
Principal Financial Group Inc.	PFG	48.05	(9.4)	14,162	10.6		10.9		10.2		12.8	1.46		1.41		1.60		3.2	A+
Lincoln National Corp	LNC	47.99	(10.5)	12,043	7.9		8.1		7.2		11.6	0.82		0.94		0.95		1.7	A+
Voya Financial, Inc	VOYA	39.79	2.6	9,005	11.9		12.2		11.3		5.8	0.61		0.71		0.69		0.1	A
Torchmark Corp.	TMK	57.39	9.2	7,180	14.1		13.6		12.4		13.9	1.67		1.92		1.96		1.0	A+
CNO Financial	CNO	18.87	12.1	3,627	14.5		14.1		12.3		7.0	0.84		0.97		0.97		1.5	B++
Genworth Financial, Inc.	GNW	4.95	(62.9)	2,462	NM		5.0		4.5		4.8	0.18		0.24		0.20		0.0	A-
Primerica, Inc.	PRI	43.96	(9.3)	2,180	12.9		12.0		10.6		16.2	1.84		1.95		1.94		1.5	A+
American Equity Investment Life	AEL	23.21	0.1	1,791	8.6		9.3		8.8		12.6	0.93		1.17		1.17		0.9	A-
Fidelity & Guaranty Life (4)	FGL	23.95	10.6	1,407	13.5		13.3		11.0		7.5	0.90		1.02		1.02	(5)	1.1	B++
FBL Financial Group, Inc.	FFG	59.78	33.6	1,481	13.7		14.4		13.5		10.4	1.29		1.51		1.52		2.7	A
National Western Life Insurance (6)	NWLI	223.48	(8.8)	813	8.3		8.3		NA		6.2	0.51		0.52		0.52		0.2	A
Kansas City Life Insurance Co. (6)	KCLI	47.07	1.9	501	15.8		15.8		NA		4.4	0.69		0.69		0.77		2.3	A

(1) Based on number of basic shares outstanding.

(2) First Call mean estimates as of 9/25/15

(3) Based on annualized most recent dividend declared

(4) First Call EPS estimates are for the Fiscal Year ending 9/30

(5) FAS 115 breakdown is not provided by the Company, AOCI used as a proxy

(6) 2015 P/E and ROAE reflect LTM 6/30/15 actual results

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B.	Under the caption “—Analysis of Selected Merger Transactions,” the third table on page 52 is replaced in its entirety as follows:

							GAAP Multiples								Stat. Multiples						Market Premium
Annc. Date	Acquiror	Target	Per Share Price	Equity Value		Enterprise Value	LTM Net Op Income		Book Value		Book Value ex- AOCI		Book Value ex- FAS 115		LTM Net Op Income		Statutory Capital & Surplus		Adjusted Capital & Surplus (1)		One Day Prior		One Month Prior
08/11/15	Sumitomo Life Insurance Company	Symetra Financial Corporation	$32.00	$3,785.0	(2)	$4,482.4	19.1	x	1.19	x	1.57	x	1.56	x	21.3	x	2.05	x	1.80	x	29.2	%(3)	31.1	%(3)
07/24/15	Meiji Yasuda Life Insurance Company	StanCorp Financial Group	115.00	5,001.9		5,505.8	19.3		2.23		2.24		2.40		23.5		4.51		4.15		50.0%		45.9%
06/03/14	Dai-ichi Life Insurance Company, Limited	Protective Life Corporation	70.00	5,579.6		7,089.6	15.1		1.31		1.70		1.72		18.5		2.43		2.24		33.8	%(3)	36.6	%(3)
07/13/12	Athene Holding	Presidential Life Corporation	14.00	414.6		414.6	26.0		0.52		0.69		0.91		2.9	(4)	1.08	(4)	0.94	(4)	38.1%		56.8%

Note: Since January 1, 2010

(1) Calculated as statutory capital and surplus plus asset valuation reserve

(2) Includes previously announced special dividend of $0.50 per share in cash

(3) Reflects market price one day and one month prior to rumor regarding a potential transaction involving target companies involving respective target company

(4) Numerator reduced for $73.8 million of Holding Company cash

C.	Under the caption “—Analysis of Selected Merger Transactions,” the second table on page 53 is replaced in its entirety as follows:

					GAAP Multiples					Stat. Multiples
Annc. Date	Acquiror	Target	Equity Value	Enterprise Value	LTM Net Op Income	Book Value		Book Value ex-AOCI		LTM Net Op Income		Statutory Capital & Surplus		Adjusted Capital & Surplus (1)
03/21/14	Canada Pension Plan Investment Board	Wilton Re Holdings Limited	$1,800.0	$1,800.0	13.1	1.33	x	1.47	x	NA		NA		NA
03/03/14	Wilton Re Holdings Limited	Conseco Life Insurance Company	237.0	237.0	NA	0.32		0.48		6.0	x	1.83	x	1.46	x
02/10/14	Wilton Re Holdings Limited	Continental Assurance Company	615.0	615.0	NA	0.74		NA	(2)	13.2		1.03		1.00
07/17/13	Resolution Life	Lincoln Benefit Life Co.	596.0	596.0	NA	0.43		0.46		NM		1.82		1.81
04/10/13	Protective Life	MONY Life Insurance Company	1,056.0	1,056.0	NA	NA		NA		5.3		1.65		1.51
12/21/12	Athene Holding	Aviva USA Corporation	1,550.0	1,807.0	7.9	NA		NA		NM		0.63		0.57
12/17/12	Guggenheim Partners	Sun Life Assurance Company of Canada (U.S.)	1,350.0	1,350.0	10.1	0.62		0.63		NM		1.20		NA
10/07/11	Guggenheim Capital	Equitrust Life Insurance Co.	546.2	440.0	NA	0.90		NA	(3)	15.0		0.92		0.87
10/22/10	Athene Holding Ltd.	Liberty Life Insurance Co.	628.1	628.1	NA	0.85		NA		NM		2.32		2.02	(4)
09/13/10	Protective Life (5)	United Investors Life Insurance Company	669.0	669.0	12.7	0.94		0.97		13.4		1.42		1.40
08/06/10	Harbinger Capital Partners	OM Financial Life Insurance Company	350.0	350.0	NA	0.26		NA	(6)	1.2		0.39		0.39

Note: Since January 1, 2010; deal value >$100 million

(1) Calculated as statutory capital and surplus plus asset valuation reserve.

(2) Book value reflects $220m GAAP charge

(3) GAAP stockholders’ equity estimated based on disclosed post-tax GAAP loss of $69 million, assuming a 35% tax rate; adj. statutory capital & surplus reflects $32.7 million of asset valuation reserve.

(4) Adjusted statutory capital & surplus multiple reflects AVR of $39.4 million.

(5) Reflects consideration of $342.9 MM in cash at closing, plus additional consideration of $21.1 MM paid during Q1, 2011, and closing dividend of $305MM.

(6) Book value based on U.S. GAAP book value at 12/31/10.

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D.	Under the caption “—Present Value Analysis,” the following sentence is added following the first sentence of the last paragraph on page 54, which continues on page 55:

Sandler O’Neill derived implied future values per share of Phoenix’s common stock using  (i) a range of price to earnings multiples applied to projected 2016 net operating earnings per share, and (ii) a range of price to book value per share (excluding AOCI) multiples applied to projected book value (excluding AOCI) per share at December 31, 2016.  Sandler O’Neill calculated implied present value per share of Phoenix’s common stock at June 30, 2015 using a range of discount rates.

E.	Under the caption “—Implied Present Value Per Share,” footnote number 2 under the table on page 55 is replaced in its entirety as follows:

(2) GAAP 2016 net operating earnings per share based on Phoenix management projection for the year ended December 31, 2016 pre-tax operating earnings, tax effected at a normalized rate of 35%.

F.	The following disclosure supplements page 55 of the proxy statement by adding the following new paragraph after footnote number 3 on page 55 of the proxy statement:

Sandler O’Neill selected these price to net operating earnings multiples and price to book value multiples based upon Sandler O’Neill’s professional judgment and its review of, among other things, Phoenix’s recent trading multiples, trading multiples of publicly-traded life insurance companies and multiples reflected in precedent transactions involving life and annuity companies which Sandler O’Neill deemed to be comparable to Phoenix. Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual or future stock price levels.

G.	The following disclosure replaces the first and second sentences in the first full paragraph on page 55 of the proxy statement:

Pursuant to a letter agreement, dated July 8, 2014, as amended, Phoenix has agreed to pay Sandler O’Neill a transaction fee of approximately $3.0 million for Sandler O’Neill’s acting as financial advisor to the Phoenix Board in connection with the merger, $300,000 of which was paid to Sandler O’Neill upon the execution of such letter agreement and $500,000 of which was paid to Sandler O’Neill upon rendering its fairness opinion to the Phoenix Board. The remaining balance of Sandler O’Neill’s advisory fee, approximately $2.2 million, is contingent upon the closing of the merger. Except for the foregoing payments, in the two years preceding the date of Sandler O’Neill’s opinion, Sandler O’Neill did not receive any investment banking fees from Phoenix, Golden Gate or Nassau.

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3.	The section of the proxy statement titled “Opinion of Goldman, Sachs & Co.” is hereby supplemented as follows:

A.	Under the caption “—Selected Companies Analysis,” the table on page 59 is replaced in its entirety as follows:

	P/E				ROE		P/B		P/B		Dividend
Company	2015E		2016E		2015E	2016E	(ex. AOCI)		(in. AOCI)		Yield

September 25 Phoenix Management Estimates	NM		5.0	x(1)	(22.3)%	5.4%	0.18	x	0.41	x	0.0%
September 25 Phoenix IBES Estimates	NM		NM		(39.7)%	(11.3)%	0.18	x	0.41	x	0.0%

Life Insurance Focused Companies
Torchmark Corporation	13.6	x	12.5	x	14.2%	14.3%	1.98	x	1.72	x	0.9%
Symetra Financial Corporation	18.0		16.1		9.0	9.0	1.52		1.16		3.0
Primerica, Inc.	11.9		10.5		16.1	16.5	1.94		1.84		1.5
FBL Financial Group, Inc.	14.3		13.3		10.5	10.7	1.50		1.27		2.7
Kansas City Life Insurance Company	NA		NA		NA	NA	0.70		0.69		2.3
Median - Life Insurance Focused Companies	13.9	x	12.9	x	12.4%	12.5%	1.52	x	1.27	x	2.3%

Fixed Annuity and Retirement Focused Companies
Principal Financial Group, Inc.	11.5	x	10.2	x	13.5%	13.5%	1.46	x	1.51	x	3.2%
Genworth Financial, Inc.	5.1		4.6		3.6	4.0	0.26		0.19		0.0
American Equity Investment Life Holding Company	9.3		8.8		12.8	12.4	1.20		0.96		0.9
Fidelity & Guaranty Life	12.5		10.4		6.8	7.9	1.03		0.91		1.1
National Western Life Insurance Company	NA		NA		NA	NA	0.52		0.51		0.2
Median - Fixed Annuity and Retirement Focused Companies	10.4	x	9.5	x	9.8%	10.1%	1.03	x	0.91	x	0.9%

VA-Exposed Mutli-Line Companies
MetLife, Inc.	8.0	x	7.6	x	10.3%	10.7%	0.84	x	0.76	x	3.2%
Prudential Financial, Inc.	7.3		7.4		15.2	13.6	1.25		0.85		3.0
Lincoln National Corporation	8.1		7.2		11.7	11.7	0.96		0.84		1.7
VOYA Financial, Inc.	12.2		11.4		5.8	5.9	0.74		0.63		0.1
Median - VA-Exposed Multi-Line Companies	8.0	x	7.5	x	11.0%	11.2%	0.90	x	0.80	x	2.3%

Note:   All market values and multiples are based upon diluted shares outstanding using the treasury stock method. Phoenix multiples are based upon 5,750,880 basic shares outstanding plus 40,152 shares of Phoenix common stock underlying the Stock Units not included in basic shares per Phoenix management. All Phoenix share-based options are out of the money at an offer price of  $37.50 per share. Earnings per share numbers for Phoenix (other than Phoenix Management Estimates) and the selected companies are based upon IBES estimates and calendarized to a December 31 year end. Return on equity numbers for Phoenix (other than Phoenix Management Estimates) and the selected companies are based on IBES estimates. Dividend yield for Phoenix and the selected companies is based on dividends paid in the last twelve months.

(1)	Projected 2016 earnings per share for Phoenix calculated as $4.32, taxed at an illustrative rate of 35% as per Phoenix management.

B.	Under the caption “—Selected Transactions Analysis,” the first table on page 61 is replaced in its entirety as follows:

Acquiror / Target	GAAP LTM Earnings		Book Value (incl. AOCI)		Book Value (excl. AOCI)		Statutory LTM Earnings		Capital & Surplus		Adjusted Capital & Surplus
Sumitomo Life Insurance Co. / Symetra Financial Corp.	19.0	x	1.19	x	1.56	x	21.0	x	2.02	x	1.77	x
Meiji Yasuda Life Insurance Co. / StanCorp Financial Group Inc.	19.3		2.17		2.24		23.5		4.51		4.15
Dai-ichi Life Insurance Company, Limited / Protective Life Corporation	15.4		1.34		1.74		18.8		2.47		2.28
Canada Pension Plan Investment Board / Wilton Re Holdings Limited	13.1		1.33		1.47		NA		NA		NA
Wilton Re Holdings Limited / Conseco Life Insurance Company	NA		0.32		0.48		6.0		1.83		1.47
Wilton Re Holdings Limited / Continental Assurance Company	NA		0.74		NA		13.2		1.03		0.98
Resolution Life Holdings Inc. / Lincoln Benefit Life Co.	NA		0.43		0.46		NA		1.82		1.81
Protective Life Insurance Company / MONY Life Insurance Company	NA		NA		NA		5.3		1.65		1.51
Athene Holding Ltd. / Aviva USA Corporation	7.9		NA		NA		NM		0.67		0.60
Delaware Life Holdings / Sun Life Financial Inc. (U.S. annuity business)	10.1		0.62		NA		NA		1.20		NA
Athene Holding Ltd. / Presidential Life Corporation	26.0		0.52		0.69		3.6		1.31		1.14
Guggenheim Partners, LLC / EquiTrust Life Insurance Company	NA		0.90		NA		18.7		1.14		1.07
Athene Holding Ltd. / Liberty Life Insurance Company	NM		0.91		NA		NM		2.34		2.07
Protective Life Corporation / United Investors Life Insurance Company	12.7		0.94		0.97		13.4		1.42		1.40
Harbinger Group Inc. / Old Mutual U.S. Life Holdings, Inc	NA		0.27		NA		1.2		0.41		0.39
Median	14.3	x	0.90	x	1.22	x	13.3	x	1.54	x	1.47	x

C.	Under the caption “—Adjusted Actuarial Appraisal”, the second paragraph on page 62 is replaced in its entirety as follows:

Goldman Sachs reviewed the results of the Milliman Report, which provides Milliman’s valuation of the insurance operations of Phoenix under a variety of different assumptions, including but not limited, to various discount rates, risk-based capital (“RBC”) ratios, mortality levels and future expense levels. Goldman Sachs then adjusted the Milliman Report valuation for the value of assets and liabilities of Phoenix that were not captured in the Milliman Report. These included positive adjustments for (i) holding company cash and securities of $61 million, as per Phoenix’s management and (ii) the estimated value of Saybrus Partners, Inc., an indirect subsidiary of Phoenix, of $24 million based on a non-binding indication of interest for Saybrus, as provided by a prospective purchaser on October 31, 2014. In addition, these included negative adjustments for (i) debt outstanding, which amount included

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$253 million of senior notes, $126 million of surplus notes and $16 million of QIBs held by subsidiaries of Phoenix (which QIBs are eliminated under consolidation but are included as assets for purposes of the Milliman Report and thus are included in debt for purposes of the adjusted actuarial appraisal analysis), (ii) unfunded pension obligations of $237 million, as per Phoenix’s public filings and reports provided to Goldman Sachs by Phoenix’s management, assuming a tax rate of 35% as per Phoenix’s management, (iii) after-tax change in control costs of $14 million, as per Phoenix’s management and (iv) additional restatement expenses and ongoing holding company expenses of between $71 million and $105 million, using discount rates of between 8.0% and 12.0%, as per Phoenix’s management. In performing its analysis, Goldman Sachs also used financial data from public filings, the Forecasts and pension-related projections prepared by Mercer, LLC as approved for Goldman Sachs’ use by Phoenix’s management. The total adjusted appraisal value was calculated by aggregating these adjustments and adding them to the appraisal value from the Milliman Report. The total adjusted appraisal value was then calculated on a per share basis, based upon the number of diluted shares outstanding. Goldman Sachs calculated the adjusted appraisal values using discount rates of 8.0%, 10.0% and 12.0%, equal to the discount rates used in the Milliman Report, and assuming RBC ratios of 350% and 400%, equal to the RBC ratios used in the Milliman Report. In addition, Goldman Sachs calculated such adjusted appraisal values excluding new business (as calculated in the Milliman Report), meaning excluding the value of 10-years of new business (after-tax and after the cost of capital) at March 31, 2015 and excluding unallocated expenses beyond 2025 (after tax).

D.	Under the caption “—Illustrative Present Value of Future Stock Price”, the fourth paragraph on page 62 is replaced in its entirety as follows:

Goldman Sachs performed illustrative analyses of the present value of the future price per share, using the Forecasts, financial data from public filings and financial data from Bloomberg as of September 25, 2015 based on the estimated book value per share of Phoenix as of June 30, 2015 and as of December 31, 2016 and trading multiples of book value (excluding AOCI) of 0.14x, 0.16x, 0.18x, 0.19x and 0.21x (based on Phoenix’s current trading multiple of 0.18x plus or minus 10% and 20%). These illustrative trading multiples of book value (excluding AOCI) were derived by Goldman Sachs utilizing its professional judgment and experience taking into account its review of Phoenix’s current trading multiples. The future values of the estimated value of the consideration per share were then discounted using a discount rate of 14.4%, derived by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally, reflecting Goldman Sachs’ estimate of Phoenix’s cost of equity.

E.	Under the caption “—General”, the following sentence is added following the fourth sentence of the last paragraph on page 63, which continues on page 64:

During the two year period ended September 6, 2015, the Investment Banking Division of Goldman Sachs has received compensation for financial advisory and/or underwriting services provided directly to Golden Gate and/or to its affiliates and portfolio companies (which may include companies that are not controlled by Golden Gate) of approximately $35.0 million.

F.	Under the caption “—General”, the following sentence is added following the third sentence of the first full paragraph on page 64:

During the two year period preceding the date of its opinion, the Investment Banking Division of Goldman Sachs has not received compensation for financial advisory and/or underwriting services provided directly to Phoenix and/or to its affiliates other than those described in the preceding sentence.

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4.	The section of the proxy statement titled “Financial Projections” is hereby supplemented as follows:

A.	Under the caption “Financial Projections,” the table on page 65 is replaced in its entirety as follows:

	Historical* (in millions)		Projected (in millions)
Line Item	2013	2014	2015	2016
Total GAAP Operating Expenses	$266.3	$279.3	$280.8	$192.9
Net Income (Loss) attributable to PNX	$26.0	$(213.2)	$(112.3)	$24.9
GAAP Equity (excluding noncontrolling interests)	$589.5	$326.6	$183.4	$208.3
GAAP Equity (excluding noncontrolling interests), excluding AOCI	$774.5	$561.0	$448.6	$473.5
“Operating Earnings/(Loss)”, Before Income Taxes	$38.6	$(139.9)	$(106.0)	$26.6
Income/(Loss) from Continuing Operations Before Income Taxes	$38.1	$(195.2)	$(133.5)	$24.9
Earnings/(Loss) Per Share	$4.51	$(37.09)	$(19.53)	$4.32
Book Value Per Share excluding accumulated other comprehensive income (AOCI)	$134.37	$97.60	$78.01	$82.33

*	We have included historical information for comparison

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of The Phoenix Companies, Inc. by Nassau Reinsurance Group Holdings L.P. In connection with this proposed acquisition, Phoenix has filed with the Securities and Exchange Commission (the “SEC”) and began mailing to its stockholders a definitive proxy statement on Schedule 14A on November 18, 2015 and may file other documents in connection with the proposed acquisition. This communication is not a substitute for any proxy statement or other document Phoenix may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PHOENIX ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN FILED OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Phoenix through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Phoenix are available free of charge on Phoenix’s internet website at http://www.phoenixwm.com or by contacting Phoenix’s Investor Relations Director by email at pnx.ir@phoenixwm.com or by phone at 860-403-7100.

Participants in Solicitation

Phoenix, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Phoenix in connection with the proposed merger which was set forth in the definitive proxy statement when it was filed with the SEC on November 18, 2015. Information about the directors and executive officers of Phoenix is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 31, 2015, its definitive proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on November 18, 2015, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015 which were filed with the SEC on August 10, 2015 and November 9, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on August 10, 2015, August 11, 2015, September 29, 2015, September 30, 2015, November 9, 2015, and November 12, 2015.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement that was filed with the SEC on November 18, 2015 and other relevant materials to be filed with the SEC when they become available.

The Phoenix Companies, Inc.

One American Row

PO Box 5056 Hartford, CT 06102-5056

Tel. 860-403-7100

www.phoenixwm.com

Cautionary Statement Regarding Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to regulatory approvals and the expected timing, completion and effects of the proposed merger, as well as other statements representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of restatements of financial statements and the failure by Phoenix and its wholly owned subsidiary, PHL Variable Insurance Company, to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and Phoenix’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, which could have a material adverse effect on us and our stock price; the inability to consummate the proposed merger or the inability to consummate the merger in the timeframe or manner currently anticipated, due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction could have a material adverse effect on us and our stock price. Our ability to maintain a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, no assurance can be given that such expectations will prove to have been correct and persons reading this material are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this announcement. Except as required by law, we do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this material, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this material, such statements or disclosures will be deemed to modify or supersede such statements in this material.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: December 11, 2015	By:	/s/ John H. Beers
Name: John H. Beers
Title: Vice President and Litigation and Governance Counsel